Exhibit 99.2

USA Compression Partners, LP Acquisition of CDM Resource Management LLC January 16, 2018

Disclaimer

Executive Summary

- USA Compression Partners, LP ("USAC") and Energy Transfer have executed definitive agreements whereby USAC will acquire CDM Resource Management LLC ("CDM") for ~$1.7 billion
  - CDM owns and operates ~1.6 million horsepower – like USAC, focused on large horsepower
  - Estimated 2018 CDM EBITDA of ~$165-175 million
- Combination provides numerous strategic and financial benefits to USAC
  - Acquisition is aligned with USAC's **large horsepower business model**
  - CDM provides additional geographic coverage in attractive areas: South/East TX, Louisiana, Rockies and West TX
  - Transaction price and structure designed to strengthen balance sheet, improve coverage
- Simultaneously, Energy Transfer Equity, L.P. ("ETE") will acquire the general partner interest / IDRs and ~12.5 million common LP units from USA Compression Holdings LLC and concurrently contribute the IDRs and economic GP interest in exchange for 8.0 million USAC common units
  - Simplifies governance – eliminate IDRs & positions USAC to operate with a board of elected directors once ownership thresholds are achieved
- Transaction financing consists of new USAC common equity, perpetual preferred equity and committed debt financing
  - Approximately $446 million in new USAC equity issued to ETP/ETE (excluding GP/IDR transaction)
  - Executed Preferred Equity Purchase Agreement for $500 million with funds managed by EIG Global Energy Partners ("EIG")
  - Committed debt financing of $725 million

Note: Market values based on USAC closing price of $17.45 as of January 12, 2018. Agreement struck based on VWAP of $16.45 as of December 9, 2017.

USA COMPRESSION

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© 2018 USA COMPRESSION PARTNERS, LP | CONFIDENTIAL

Strategic Rationale Combination of complementary compression services operators Significantly increases size and scale: pro forma ~3.4 million HP Focus on large HP infrastructure applications: over 70% of pro forma fleet > 1,000 HP One of the newest fleets in the industry Financially and operationally accretive Combines industry leading field professionals with multi-decade proven track record Expands customer reach and geographical presence CDM has built a strong presence in South and East Texas, Louisiana, the Rockies and Permian/Delaware basins Limited geographical and customer overlap Similar employee-focused, safety-priority , customer-centric cultures Financing mix results in a stronger USAC Strong parent in ETE / ETP with significant ongoing investment Leading investment firm EIG Global Energy Partners with track record in compression service sector Supportive ABL lender group to ensure ample liquidity for the combined business through upsized and extended ABL facility Increased scale and financing provides visibility to reduced leverage and improving coverage over time

Transaction Overview: Asset Contribution

Transaction Steps [1]


Energy Transfer Equity, L.P. ("ETE")
1
Cash
GP Interest & LP Units
USA Compression Holdings
Energy Transfer Partners, L.P. ("ETP")
2
Compression & Treating Assets
Cash & LP Units
USA Compression Partners ("USAC")
Energy Transfer Equity, L.P. ("ETE")
IDRs & GP economics
3
LP Units
USA Compression Partners ("USAC")

1. Energy Transfer Equity acquires the GP interest, IDRs and ~12.5 million common LP units from USA Compression Holdings, LLC ("Holdings")
2. USAC acquires the compression services business from ETP for ~$1.7 billion
3. USAC exchanges 8.0 million new common units to ETE for the economic interest associated with GP interest and IDRs associated with the combined USAC/CDM business. Step 3 results in ETE owning a non-economic GP interest in USAC.

1. Transaction steps will occur simultaneously at closing.

USA COMPRESSION
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© 2018 USA COMPRESSION PARTNERS, LP | CONFIDENTIAL

Transaction Overview: Simplified Governance Pro Forma Ownership Structure Energy Transfer Equity (“ETE”) USA Compression Partners (“USAC”) Legacy USAC Compression Assets Legacy CDM Compression & Treating Assets 22% LP Interest; Non-economic GP Interest Public Unitholders 39% LP Interest Transaction provides for potential contribution of GP interest to USAC USA Compression Holdings 13% LP Interest Energy Transfer Partners (“ETP”) 27% LP Interest EIG Global Energy Partners Preferred Interest

Overview of Acquired Assets

- CDM has ~20 year history of providing compression services
- Almost exclusively CAT / Ariel packages
- New vintage machines (~7 yr avg life)
- High guaranteed run-times
- Transaction includes treating services business and emission testing business
- Top 10 customers represent ~42% of revenues (no single customer over 9%)

CDM Business Overview [1]	
Total Horsepower	1.6mm
Active Horsepower	1.4mm
Utilization	~90%
Typical Contract Term	2 – 5 yrs
Employees	~600
Areas of Meaningful Activity	S. Texas; E. Texas; Louisiana; Rockies; Permian/Delaware

Similar Compression Assets
Different Customers & Operating Presence

1. Asset details as of October 30, 2017.

USA COMPRESSION

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© 2018 USA COMPRESSION PARTNERS, LP | CONFIDENTIAL

Large Horsepower Compression Combination

- Both USAC and CDM have been built over ~20 years with similar guiding principles
  - Consistent business strategy: **Large HP focus**
  - Stability through commodity cycles: **Fixed-fee contracts**
  - Long relationships with core customers & suppliers
- Similar Operating Philosophies
  - New vintage, Large HP assets
  - Customer-centric focus
  - Mission critical / must run applications
  - Rigorous maintenance standards
  - Optimize life-cycle cost of compression for customers
- Experienced management teams
  - Combined teams bring long history of building the two pre-eminent compression services providers

Business Overview [1] [2]

	USAC Standalone	Pro Forma [3]
LP Equity Value	$1.1 billion	~$1.7 billion
Preferred Equity	-	$0.5 billion
Enterprise Value	$1.8 billion	~$3.6 billion
Total Horsepower	1.8mm	3.4mm
Active Horsepower	1.6mm	2.9mm
Utilization	94.2%	~92% (est)
Avg. Contract Life	2.5 yrs	~2 yrs (est)
Employees	~400	~1,000
Areas of Meaningful Activity	Permian/Delaware; Marcellus/Utica; Mid-Continent/ SCOOP/STACK	S. Texas; E. Texas; Louisiana; Rockies; Permian/Delaware

Bottom line: Very similar compression businesses operating in different areas with different customers

1. *Market data as of January 12, 2017. GP value excluded from Enterprise Value.*
2. *Asset details as of September 30, 2017 for USAC; October 2017 for CDM.*
3. *Pro forma equity and enterprise value calculations reflect equity issued to ETE and ETP. USAC debt as of September 30, 2017.*

USA COMPRESSION

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© 2018 USA COMPRESSION PARTNERS, LP | CONFIDENTIAL

Geographic Presence: Combined Asset Base CDM USAC Complimentary Assets with Limited Geographic or Customer Overlap Presence by County

Active Fleet Overview – Horsepower Mix Pro Forma, Large Horsepower Focus Remains Paramount USAC Standalone USAC Pro Forma Pro Forma, USAC will continue its large HP focus – over 70% of fleet with HP >1,000HP Horsepower % Total Less than 250 HP 392,770 13% 250 HP - 499 HP 146,901 5% 500 HP - 999 HP 269,311 9% 1,000 HP - 1499 HP 1,265,683 43% 1,500 HP - 2299 HP 570,835 19% 2,300 HP and Greater 302,450 10% Total 2,947,950 Horsepower % Total Less than 250 HP 262,261 16% 250 HP - 499 HP 68,458 4% 500 HP - 999 HP 81,347 5% 1,000 HP - 1499 HP 768,043 48% 1,500 HP - 2299 HP 193,385 12% 2,300 HP and Greater 216,945 14% Total 1,590,439